UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2011

GEOVIC MINING CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52646	20-5919886
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 17th Street, Suite 980 Denver, Colorado		80202
		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 476-6455

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

     (b)   On March 22, 2011, Diane M. Hartnett resigned from her positions as Controller, Chief Accounting Officer and Principal Accounting Officer of Geovic Mining Corp. effective May 10, 2011.

     (c)   Brian C. Mazeski, age 38, will be employed effective April 11, 2011 and will be appointed as Corporate Controller and Principal Accounting Officer of Geovic Mining Corp., to replace Diane Harnett at the time of her departure.

     Mr. Mazeski, a CPA has served as controller of Uranium One Americas Inc., a multinational mining company since May 2008. From May 2006 until 2008, Mr. Mazeski was corporate controller of Evergreen Energy Inc, of Denver Colorado, a small public company involved in clean coal technology. Previously he was controller from 2004-2006 for Rentech, Inc., of Denver Colorado, a public company involved in clean energy solutions. Mr. Mazeski also worked as a senior audit associate in a large public accounting firm from 1996 to 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2011

GEOVIC MINING CORP.

By: /s/ Greg Hill
Name: Greg Hill
Title: Chief Financial Officer